UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point, Suite 502

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 24, 2009, Anesiva, Inc. (“Anesiva”) received a staff deficiency letter, dated September 17, 2009, from The NASDAQ Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive business days, the bid price for Anesiva’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Global Market under Marketplace Rule 5450(a)(1) (the “Rule”).

In accordance with Marketplace Rule 5810(c)(3)(A), Anesiva has been given 180 calendar days, or until March 16, 2010, to regain compliance with the Rule. To regain compliance with the Rule, the closing bid price of Anesiva’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days. If Anesiva does not regain compliance with the Rule by March 16, 2010, Nasdaq will provide written notification to Anesiva that its common stock may be delisted. At that time, Anesiva may appeal Nasdaq’s delisting determination to a Nasdaq listing qualifications panel.

Anesiva has filed with the Securities and Exchange Commission a preliminary proxy statement for its 2009 annual meeting of stockholders, which includes a proposal to approve an amendment to Anesiva’s certificate of incorporation to effect a one-for-40 reverse stock split of all of Anesiva’s issued and outstanding common stock (the “Reverse Split Proposal”). The Reverse Split Proposal is contingent upon stockholder approval and the consummation of the proposed merger (the “Merger”) of Arca Acquisition Corporation (“Arca”), a wholly-owned subsidiary of Anesiva, and Arcion Therapeutics, Inc. (“Arcion”), pursuant to that certain Agreement and Plan of Merger, dated August 4, 2009, among Anesiva, Arca, Arcion and, with respect to Articles V and IX only of the agreement, each of the Arcion stockholders listed on Schedule I thereto (the “Merger Agreement”). If the Reverse Split Proposal is approved and the Merger is consummated, Anesiva expects that the one-for-40 reverse stock split will increase the market price of its common stock and Anesiva will be able to regain compliance with the Rule. Notwithstanding the foregoing, there can be no assurance that the market price per share following the Merger and the reverse stock split will remain in excess of the minimum bid price for a sustained period of time.

A copy of Anesiva’s press release announcing receipt of the staff deficiency letter is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

Anesiva has a filed a preliminary proxy statement, an amendment to the preliminary proxy statement and intends to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Merger. Investors and security holders are urged to read the definitive proxy statement when it becomes available because it will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Anesiva by contacting John Tran at 650-624-9600.

Anseiva and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Anesiva in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the definitive proxy statement of Anesiva described above. Additional information regarding the directors and executive officers of Anesiva is also included in Anesiva’s Annual Report on Form 10-K, which was filed with the SEC on March 25, 2009, and in any documents subsequently filed by the directors and executive officers under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This Current Report and the exhibit furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “seek,” “may,” “will,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements regarding expectations as to compliance with Nasdaq’s listing standards, the completion of the Merger and the implementation of the reverse stock split. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the risk that Anesiva otherwise fails to comply with the continued listing requirements of The NASDAQ Global Market or any other NASDAQ market and the ability of the parties to the Merger to satisfy the conditions to closing specified in the Merger Agreement as well as other risks detailed from time to time in Anesiva’s filings with the SEC, including Anesiva’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. Anesiva expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 8.01 Other Events.

On September 25, 2009, Anesiva issued a press release entitled “Anesiva Receives Nasdaq Listing Compliance Notice.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 25, 2009, entitled “Anesiva Receives Nasdaq Listing Compliance Notice”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2009	ANESIVA, INC.

	By:	/s/ John H. Tran
John H. Tran
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 25, 2009, entitled “Anesiva Receives Nasdaq Listing Compliance Notice”